UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 9, 2004

                                -----------------

                          TEMECULA VALLEY BANCORP INC.
             (Exact name of Registrant as specified in its charter)

            California                                         46-0476193
         (State or other        (Commission File Number)    (I.R.S. Employer
  jurisdiction of incorporation)                         Identification Number)

             27710 Jefferson Avenue
                   Suite A100
              Temecula, California                           92590
    (Address of principal executive offices)               (Zip code)

       Registrant's telephone number, including area code: (909) 694-9940

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) [GRAPHIC OMITTED]

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.

         On November 12, 2004, Temecula Valley Bancorp Inc. ("Company") issued a press release announcing the appointment of William McGaughey, 47, as Executive Vice President/Chief Operating Officer of Temecula Valley Bank, N.A. ("Bank"), the principal subsidiary of the Company. A copy of the press release was filed with the Securities and Exchange Commission as an exhibit to our Current Report on Form 8-K dated November 15, 2004. Mr. McGaughey began his employment on November 29, 2004. The Bank entered into an employment agreement with Mr. McGaughey on January 4, 2005. Mr. McGaughey will receive a base salary of $200,000, subject to annual merit increases, and, contingent upon the quality of the Bank's performance, an incentive bonus equal to the greater of $100,000 or 1.5% of pre-tax profits. Mr. McGaughey will receive an option to purchase 20,000 shares of the Company's common stock at fair market value on date of grant, the use of a Bank-owned automobile, group medical benefits and a $75,000 signing bonus. The Bank will pay Mr. McGaughey's relocation expenses and temporary living expenses until June 1, 2005 or until his relocation to the Temecula area, whichever occurs first. Subject to insurability, Mr. McGaughey will receive a salary continuation plan that provides, during the employment term, an annual $100,000 benefit when he reaches 65 years of age for up to 15 years. Upon termination without cause or in connection with a Change in Control, Mr. McGaughey is entitled to receive 12 months base salary paid over 12 months.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TEMECULA VALLEY BANCORP INC.


Date: January 4, 2005             By:   /s/ STEPHEN H. WACKNITZ
                                      ---------------------------------
                                      Stephen H. Wacknitz
                                      Chief Executive Officer and President